Exhibit 10.1

Redwood Management, LLC.

September 22, 2015

Medbox, Inc.

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

Attn: Mr. C. Douglas Mitchell

              Chief Financial Officer

Ladies and Gentlemen:

Reference is hereby made to those certain Securities Purchase Agreements, dated as of August 14, 2015 and July 21, 2014, as amended (the “SPAs”) and the 10% Convertible Debentures issued thereunder (the “Debentures,” each a “Debenture”), by and between Medbox, Inc., a Nevada Corporation (the “Company”) and Redwood Management LLC, and or its affiliated entities (the “Purchaser”).

Notwithstanding any provisions in the Debenture(s) or SPAs to the contrary, the Purchaser and the Company agree that the Purchaser shall waive its rights pursuant to Sections 6(a)(ix) and 6(a)(xiv) of the Debentures and Section 4.10 of the SPAs with respect to any events that have occurred prior to the date hereof and within sixty (60) days after the date hereof. As consideration for such waiver, the Company and the Purchaser hereby agree that for the next three (3) conversions, Section 4(b) shall read as follows:

Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (a) $0.75, subject to adjustment herein (the “Fixed Conversion Price”), or (b) 51% of the lowest VWAP for the sixty (60) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Conversion Date (the resulting pricing being referred to herein as the “Conversion Price”). All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Thereafter, subsequent to the three subsequent conversions, Section 4(b) shall read as follows:

Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lower of (a) $0.75, subject to adjustment herein (the “Fixed Conversion Price”), or (b) 51% of the lowest VWAP for the thirty (30) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Conversion Date (the resulting pricing being referred to herein as the “Conversion Price”). All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

The parties agree that the next three conversions will be effected pursuant to exemptions under the Securities Act, such as Rule 144 and not under the Registration Statement that became effective June 11, 2015.

The parties agree that this amendment reflects the mutual agreement of the Company and the Purchaser. The parties further agree that the rights associated with this letter agreement are unique to Redwood and no assignment of any portion of the aforementioned Debentures shall convey this right to any holder in due course.

Except as set forth above, the Debentures shall not be amended or modified and shall remain in full force and effect.

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Signatures follow on next page]

Please sign below to acknowledge your agreement with the foregoing.

Very Truly Yours,

REDWOOD MANAGEMENT, LLC

By:	/s/ John DeNobile
Name:	John DeNobile
Title:	Manager

Accepted and Agreed:

MEDBOX, INC.

By:	/s/ C. Douglas Mitchell
Name:	C. Douglas Mitchell
Title:	Chief Financial Officer